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                                                                       EXHIBIT 3

                                IRREVOCABLE PROXY

      The undersigned hereby constitutes and appoints Avram Glazer in his capacity as President and Chief Executive Officer of Zapata Corporation, a Nevada corporation ("ZAPATA"), or any other designee of Zapata (each a "PROXY HOLDER"), each as its attorney-in-fact and grants to each of them an irrevocable proxy, pursuant to the provisions of Section 212 of the Delaware General Corporation Law to vote at any annual or special meeting of stockholders of Safety Components International Corporation, a Delaware corporation ("SAFETY COMPONENTS"), or any adjournment or postponement thereof, or to execute and deliver written consents or otherwise act in such manner as each such attorney-in-fact and proxy shall, in his sole and absolute discretion, deem proper with respect to the number of shares of capital stock of Safety Components listed below, and any and all other shares or securities of Safety Components issued or issuable with respect thereto as fully, to the same extent and with the same effect, as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, and grants to each such Proxy Holder full power of substitution and resubstitution. This proxy is irrevocable (to the fullest extent permitted by law), coupled with an interest, and is granted in consideration of Zapata's purchase of the shares with respect to which this proxy is granted. All prior powers of attorney and proxies granted by the undersigned at any time with respect to such shares or securities is hereby revoked and no subsequent powers of attorney, proxies, consents or revocations may be given at any time by the undersigned with respect thereto (and if given, will not be deemed effective).

      By accepting this Irrevocable Proxy, Zapata hereby agrees to indemnify, defend and hold harmless the undersigned from any and all claims, actions or damages or losses related to or arising out of Zapata's exercise of its rights under this Irrevocable Proxy.

                            [SIGNATURE PAGE FOLLOWS]
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      IN WITNESS WHEREOF, the undersigned has executed this proxy or caused its duly authorized representative to execute this proxy as of the date written below.

Dated this 26th day of September 2003.

                                        WAYLAND INVESTMENTS FUND, LLC
                                        By:  CFSC Wayland Advisors, Inc., its
                                                Manager
                                        Number of shares 1,285,191

                                        By:      /s/Patrick J. Halloran
                                        Name:    Patrick J. Halloran
                                        Title:   Vice President